Exhibit 99.1

NEWS RELEASE

Duke Energy Corporation P.O. Box 1009 Charlotte, NC 28201-1009

May 4, 2010	MEDIA CONTACT	Tom Shiel
	Phone:	704- 382-2355
	24-Hour:	704- 382-8333

	ANALYST CONTACT	Bill Currens
	Phone:	704- 382-1603

Duke Energy Posts Strong First-Quarter 2010 Results

•	Favorable weather, increased retail sales volumes and price adjustments drive improvement in quarterly results

•	First quarter 2010 adjusted diluted earnings per share (EPS) were 36 cents, compared with 28 cents for the first quarter 2009

•	Reported diluted EPS for first quarter 2010 was 34 cents, compared to 27 cents for the first quarter 2009

•	After first quarter, company is on track to achieve 2010 adjusted diluted EPS outlook range of $1.25 to $1.30 per share

CHARLOTTE, N.C. – Duke Energy today announced first quarter 2010 adjusted diluted EPS of 36 cents, compared to 28 cents for first quarter 2009. Reported diluted EPS for the first quarter 2010 was 34 cents, compared to 27 cents for the same period last year.

The quarter’s results were impacted by favorable weather, as temperatures were below normal in the Midwest, and February in the Carolinas was one of the coldest on record. The company also saw an increase in weather-normalized retail sales volumes, in particular in the industrial sector, as well as increased pricing.

“I’m very pleased with our first quarter performance,” said James E. Rogers, chairman,

president and chief executive officer. “We are seeing signs of economic stabilization, but we are mindful of the high levels of unemployment that still exist in our service territories.

“Although our first quarter was strong, we will continue to carefully manage expenses, focus on operational excellence, and work to achieve favorable regulatory and legislative policies,” he added.

Mark-to-market impacts of economic hedges in the Commercial Power segment and special items affecting Duke Energy’s adjusted diluted EPS for the quarters include:

(In millions, except per-share amounts)	Pre-Tax Amount	Tax Effect	1Q2010 EPS Impact	1Q2009 EPS Impact
First Quarter 2010
• Costs to Achieve, Cinergy Merger	$(7)	$3	—	—
• Voluntary Opportunity Plan/Office Consolidation	$(68)	$27	$(0.03)	—
• Mark-to-market impact of economic hedges	$29	$(10)	$0.01	—

First Quarter 2009
• Costs to Achieve, Cinergy Merger	$(7)	$3	—	—
• Charges related to Crescent Obligations	$(33)	$13	—	$(0.02)
• Mark-to-market impact of economic hedges	$11	$(4)	—	$0.01

Total diluted EPS impact			$(0.02)	$(0.01)

Reconciliation of reported to adjusted diluted EPS for the quarters:

	1Q2010 EPS	1Q2009 EPS
Diluted EPS, as reported	$0.34	$0.27
Adjustments to reported EPS:
• Diluted EPS impact of special items and mark-to-market in Commercial Power	$0.02	$0.01
Diluted EPS, adjusted	$0.36	$0.28

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BUSINESS UNIT RESULTS (ON A REPORTED BASIS)

U.S. Franchised Electric and Gas (USFE&G)

USFE&G reported first-quarter 2010 segment EBIT from continuing operations of $744 million, compared with $557 million in the first quarter of 2009. Results increased primarily due to favorable pricing, favorable weather in all jurisdictions, increased retail sales volumes, primarily to industrial customers, and higher Allowance for Funds Used During Construction (AFUDC) from Duke Energy’s ongoing construction program.

Commercial Power

Commercial Power reported first-quarter 2010 segment EBIT from continuing operations of $129 million, compared to $114 million in the first quarter 2009. Results were affected by increased mark-to-market gains on economic hedges, favorable operation and maintenance costs due to the prior-year timing of plant outages, and favorable results from the Midwest gas assets.

These increases were partially offset by lower retail sales volumes due to competition in Ohio, the effects of which were partially offset by customer acquisition efforts by our competitive retail subsidiary.

Duke Energy International (DEI)

DEI reported first-quarter 2010 segment EBIT from continuing operations of $140 million, compared to $93 million in the first quarter 2009. DEI’s results were driven primarily by favorable pricing at National Methanol and favorable average foreign exchange rates.

Other

Other includes costs associated with corporate governance, costs-to-achieve the Cinergy merger and Duke Energy’s captive insurance company.

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Other reported a first-quarter 2010 net expense from continuing operations of $146 million, compared to $90 million in the first quarter 2009. The increase in net expense was due primarily to severance costs associated with the voluntary employee separation program and office consolidation, and a donation to the Duke Energy Foundation. Partially offsetting this increase was a prior-year charge related to Crescent, Duke Energy’s real estate joint venture, which filed for Chapter 11 bankruptcy in June 2009.

INTEREST EXPENSE

Interest expense was $210 million for the first quarter 2010, compared to $184 million for the first quarter 2009. The increase is primarily due to higher debt balances.

INCOME TAX EXPENSE

Income tax expense from continuing operations for the first quarter of 2010 was $226 million, compared to $179 million for the first quarter of 2009. The effective tax rate for the quarter was approximately 34 percent, consistent with the same period last year. First-quarter 2010 income tax expense includes a $17 million charge due to a change in the tax treatment of the Medicare Part D subsidy resulting from passage of health care reform legislation. The anticipated effective tax rate for 2010 is 31 percent, excluding the impact of the tax charge due to the health care reform legislation.

NON-GAAP FINANCIAL MEASURES

The primary performance measure used by management to evaluate segment performance is segment EBIT from continuing operations, which at the segment level represents all profits from continuing operations (both operating and non-operating), including any equity in earnings of unconsolidated affiliates, before deducting interest and taxes, and is net of the income attributable to non-controlling interests.

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Management believes segment EBIT from continuing operations, which is the GAAP measure used to report segment results, is a good indicator of each segment’s operating performance as it represents the results of Duke Energy’s ownership interests in continuing operations without regard to financing methods or capital structures. Duke Energy’s management uses adjusted diluted EPS, which is a non-GAAP financial measure as it represents diluted EPS from continuing operations attributable to Duke Energy Corporation common shareholders, adjusted for the per-share impact of special items and the mark-to-market impacts of economic hedges in the Commercial Power segment, as a measure to evaluate operations of the company.

Special items represent certain charges and credits, which management believes will not be recurring on a regular basis, although it is reasonably possible such charges and credits could recur. Mark-to-market adjustments reflect the mark-to-market impact of derivative contracts, which is recognized in GAAP earnings immediately as such derivative contracts do not qualify for hedge accounting or regulatory accounting treatment, used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS provides useful information to investors, as it provides them an additional relevant comparison of the company’s

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performance across periods. Adjusted diluted EPS is also used as a basis for employee incentive bonuses.

The most directly comparable GAAP measure for adjusted diluted EPS is reported diluted EPS from continuing operations attributable to Duke Energy Corporation common shareholders, which includes the impact of special items and the mark-to-market impacts of economic hedges in the Commercial Power segment. Due to the forward-looking nature of adjusted diluted EPS for future periods, information to reconcile such non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time, as the company is unable to forecast special items and the mark-to-market impacts of economic hedges in the Commercial Power segment for future periods.

Duke Energy also uses adjusted segment EBIT and adjusted Other net expenses (including adjusted equity earnings for Crescent Resources) as a measure of historical and anticipated future segment and Other performance. When used for future periods, adjusted segment EBIT and adjusted Other net expenses may also include any amounts that may be reported as discontinued operations or extraordinary items. Adjusted segment EBIT and adjusted Other net expenses are non-GAAP financial measures, as they represent reported segment EBIT and Other net expenses adjusted for special items and the mark-to-market impacts of economic hedges in the Commercial Power segment. Management believes that the presentation of adjusted segment EBIT and adjusted Other net expenses provides useful information to investors, as it provides them an additional relevant comparison of a segment’s or Other’s performance across periods. The most directly comparable GAAP measure for adjusted segment EBIT or adjusted Other net expenses is reported segment EBIT or Other net expenses, which represents segment EBIT and Other net expenses from continuing operations, including any special items and the mark-to-market impacts of economic hedges in the Commercial Power segment. Due to the forward-looking nature of any forecasted adjusted segment EBIT or adjusted Other net expenses and any

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related growth rates for future periods, information to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time, as the company is unable to forecast special items, the mark-to-market impacts of economic hedges in the Commercial Power segment, or any amounts that may be reported as discontinued operations or extraordinary items for future periods.

Duke Energy is the third largest electric power holding company in the United States, based on kilowatt-hour sales. Its regulated utility operations serve approximately 4 million customers located in five states – North Carolina, South Carolina, Indiana, Ohio and Kentucky – representing a population of approximately 11 million people. Duke Energy’s commercial power and international business segments operate diverse power generation assets in North America and Latin America, including a growing portfolio of renewable energy assets in the United States. Headquartered in Charlotte, N.C., Duke Energy is a Fortune 500 company traded on the New York Stock Exchange under the symbol DUK. More information about the company is available on the Internet at: www.duke-energy.com.

Analyst Call

An earnings conference call for analysts is scheduled for 11 a.m. ET Tuesday, May 4. The conference call can be accessed via the investors’ section (http://www.duke-energy.com/investors/) of Duke Energy’s Web site or by dialing 913-312-4376 outside the United States or 800-289-0508 in the United States. The confirmation code is 5050814. Please call in 10 to 15 minutes prior to the scheduled start time. A replay of the conference call will be available until midnight ET, June 4, 2010, by calling 719-457-0820 outside the United States or 888-203-1112 in the United States, and using the code 5050814. A replay and transcript also will be available by accessing the investors’ section of the company’s Web site.

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Forward-looking statement

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management’s beliefs and assumptions. These forward-looking statements are identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “target,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” and similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results to be materially different from the results predicted. Factors that could cause actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to: State, federal and foreign legislative and regulatory initiatives, including costs of compliance with existing and future environmental requirements, as well as ratings that affect cost and investment recovery or have an impact on rate structures; costs and effects of legal and administrative proceedings, settlements, investigations and claims; industrial, commercial and residential growth or decline in Duke Energy Corporation’s (Duke Energy) service territories customer base or customer usage patterns; additional competition in electric markets and continued industry consolidation; political and regulatory uncertainty in other countries in which Duke Energy conducts business; the influence of weather and other natural phenomena on Duke Energy operations, including the economic, operational and other effects of storms, hurricanes, droughts and tornadoes; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates; unscheduled generation outages, unusual maintenance or repairs and electric transmission system constraints; the results of financing efforts, including Duke Energy’s ability to obtain financing on favorable terms, which can be affected by various factors, including Duke Energy’s credit ratings and general economic conditions; declines in the market prices of equity securities and resultant cash funding requirements for Duke Energy’s defined benefit pension plans; the level of credit worthiness of counterparties to Duke Energy’s transactions; employee workforce

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factors, including the potential inability to attract and retain key personnel; growth in opportunities for Duke Energy’s business units, including the timing and success of efforts to develop domestic and international power and other projects; the performance of electric generation and of projects undertaken by Duke Energy’s non-regulated businesses; construction and development risks associated with the completion of Duke Energy’s capital investment projects in existing and new generation facilities, including risks related to financing, obtaining and complying with terms of permits, meeting construction budgets and schedules, and satisfying operating and environmental performance standards, as well as the ability to recover costs from ratepayers in a timely manner or at all; the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; and the ability to successfully complete merger, acquisition or divestiture plans. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than Duke Energy has described. Duke Energy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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March 2010

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended March 31,
(In millions, except per-share amounts and where noted)	2010	2009
Common Stock Data
Income from continuing operations attributable to Duke Energy Corporation common shareholders
Basic	$0.34	$0.27
Diluted	$0.34	$0.27
Income from discontinued operations attributable to Duke Energy Corporation common shareholders
Basic	$—	$—
Diluted	$—	$—
Net income attributable to Duke Energy Corporation common shareholders
Basic	$0.34	$0.27
Diluted	$0.34	$0.27
Dividends Per Share	$0.24	$0.23
Weighted-Average Shares Outstanding
Basic	1,310	1,282
Diluted	1,311	1,283

INCOME
Operating Revenues	$3,594	$3,312

Total Reportable Segment EBIT	1,013	764
Other EBIT	(146)	(90)
Interest Expense	(210)	(184)
Interest Income and Other (a)	14	35
Income Tax Expense from Continuing Operations	(226)	(179)
Income from Discontinued Operations, net of tax	—	3

Net Income	445	349
Less: Net Income Attributable to Noncontrolling Interests	—	5

Net Income Attributable to Duke Energy Corporation	$445	$344

CAPITALIZATION
Total Common Equity	56%	58%
Total Debt	44%	42%

Total Debt	$17,227	$15,495
Book Value Per Share	$16.80	$16.64
Actual Shares Outstanding	1,312	1,285
CAPITAL AND INVESTMENT EXPENDITURES
U.S. Franchised Electric and Gas	$974	$710
Commercial Power	132	154
International Energy	44	12
Other	49	30

Total Capital and Investment Expenditures	$1,199	$906

EBIT BY BUSINESS SEGMENT
U.S. Franchised Electric and Gas	$744	$557
Commercial Power	129	114
International Energy	140	93

Total Reportable Segment EBIT	1,013	764
Other EBIT	(146)	(90)
Interest Expense	(210)	(184)
Interest Income and Other (a)	14	35

Income From Continuing Operations Before Income Taxes	$671	$525

(a)	Other within Interest Income and Other includes foreign currency transaction gains and losses, an adjustment to add back the noncontrolling interest component of reportable segment and Other EBIT and additional noncontrolling interest amounts not allocated to the reportable segment and Other results.

March 2010

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended March 31,
(In millions, except where noted)	2010	2009
U.S. FRANCHISED ELECTRIC AND GAS
Operating Revenues	$2,676	$2,508
Operating Expenses	1,998	1,974
Gains on Sales of Other Assets and Other, net	2	—
Other Income and Expenses, net	64	23

EBIT	$744	$557

Depreciation and Amortization	$357	$322

Duke Energy Carolinas GWh sales	21,516	20,430
Duke Energy Midwest GWh sales	15,161	14,552
Net Proportional MW Capacity in Operation	26,947	27,438

COMMERCIAL POWER
Operating Revenues	$579	$537
Operating Expenses	458	436
Gains on Sales of Other Assets and Other, net	(1)	5
Other Income and Expenses, net	9	8

EBIT	$129	$114

Depreciation and Amortization	$58	$55

Actual Plant Production, GWh	6,606	6,296
Net Proportional MW Capacity in Operation	8,005	7,920

INTERNATIONAL ENERGY
Operating Revenues	$336	$255
Operating Expenses	218	161
Gains on Sales of Other Assets and Other, net	(1)	—
Other Income and Expenses, net	29	6
Expense Attributable to Noncontrolling Interests	6	7

EBIT	$140	$93

Depreciation and Amortization	$21	$19

Sales, GWh	5,691	4,658
Proportional MW Capacity in Operation	4,055	4,014

OTHER
Operating Revenues	$28	$36
Operating Expenses	186	88
Gains on Sales of Other Assets and Other, net	2	1
Other Income and Expenses, net	7	(38)
(Benefit) Expense Attributable to Noncontrolling Interests	(3)	1

EBIT	$(146)	$(90)

Depreciation and Amortization	$20	$18

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In millions, except per-share amounts)

	Three Months Ended March 31,
	2010	2009
Operating Revenues	$3,594	$3,312
Operating Expenses	2,835	2,637
Gains on Sales of Other Assets and Other, net	2	6

Operating Income	761	681

Other Income and Expenses, net	120	28
Interest Expense	210	184

Income From Continuing Operations Before Income Taxes	671	525
Income Tax Expense from Continuing Operations	226	179

Income From Continuing Operations	445	346
Income From Discontinued Operations, net of tax	—	3

Net Income	445	349
Less: Net Income Attributable to Noncontrolling Interests	—	5

Net Income Attributable to Duke Energy Corporation	$445	$344

Earnings Per Share - Basic and Diluted
Income from continuing operations attributable to Duke Energy Corporation common shareholders
Basic	$0.34	$0.27
Diluted	$0.34	$0.27
Income from discontinued operations attributable to Duke Energy Corporation common shareholders
Basic	$—	$—
Diluted	$—	$—
Net income attributable to Duke Energy Corporation common shareholders
Basic	$0.34	$0.27
Diluted	$0.34	$0.27
Dividends per share	$0.24	$0.23
Weighted-average shares outstanding
Basic	1,310	1,282
Diluted	1,311	1,283

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In millions)

	March 31, 2010	December 31, 2009
ASSETS

Current Assets	$5,491	$5,766
Investments and Other Assets	9,917	9,807
Net Property, Plant and Equipment	38,706	37,950
Regulatory Assets and Deferred Debits	3,519	3,517

Total Assets	$57,633	$57,040

LIABILITIES AND EQUITY

Current Liabilities	$3,854	$4,088
Long-term Debt	16,279	16,113
Deferred Credits and Other Liabilities	15,452	14,953
Equity	22,048	21,886

Total Liabilities and Equity	$57,633	$57,040

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In millions)

	Three Months Ended March 31,
	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$445	$349
Adjustments to reconcile net income to net cash provided by operating activities	676	(159)

Net cash provided by operating activities	1,121	190

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(1,236)	(894)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash (used in) provided by financing activities	(347)	919

Net (decrease) increase in cash and cash equivalents	(462)	215
Cash and cash equivalents at beginning of period	1,542	986

Cash and cash equivalents at end of period	$1,080	$1,201

Duke Energy Carolinas

Quarterly Highlights

Supplemental Franchised Electric Information

March 31, 2010

	Three Months Ended March 31,
	2010	2009	% Inc.(Dec.)
GWH Sales
Residential	8,884	7,858	13.1%
General Service	6,587	6,504	1.3%

Industrial - Textile	902	816	10.5%
Industrial - Other	3,749	3,644	2.9%

Total Industrial	4,651	4,460	4.3%

Other Energy Sales	73	72	1.4%
Regular Resale	25	156	(84.0)%

Total Regular Sales Billed	20,220	19,050	6.1%

Special Sales	1,692	1,763	(4.0)%

Total Electric Sales	21,912	20,813	5.3%

Unbilled Sales	(396)	(383)	(3.4)%

Total Consolidated Electric Sales - Carolinas	21,516	20,430	5.3%

Average Number of Customers
Residential	2,033,420	2,022,676	0.5%
General Service	332,276	330,790	0.4%

Industrial - Textile	631	657	(4.0)%
Industrial - Other	6,633	6,703	(1.0)%

Total Industrial	7,264	7,360	(1.3)%

Other Energy Sales	14,129	13,821	2.2%
Regular Resale	5	11	(57.6)%

Total Regular Sales	2,387,094	2,374,658	0.5%

Special Sales	34	31	10.8%

Total Avg Number of Customers - Carolinas	2,387,128	2,374,689	0.5%

Heating and Cooling Degree Days
Actual
Heating Degree Days	2,074	1,785	16.2%
Cooling Degree Days	—	7	(100.0)%

Variance from Normal
Heating Degree Days	22.2%	5.5%	n/a
Cooling Degree Days	(100.0)%	0.0%	n/a

Duke Energy Midwest

Quarterly Highlights

Supplemental Franchised Electric Information

March 2010

	Three Months Ended March 31,
	2010	2009	% Inc.(Dec.)
GWH Sales
Residential	5,594	5,478	2.1%
General Service	4,371	4,431	(1.4)%
Industrial	3,815	3,419	11.6%

Other Energy Sales	43	43	0.0%

Total Regular Electric Sales Billed	13,823	13,371	3.4%

Special Sales	1,791	1,734	3.3%

Total Electric Sales Billed - Midwest	15,614	15,105	3.4%

Unbilled Sales	(453)	(553)	18.1%

Total Electric Sales - Midwest	15,161	14,552	4.2%

Average Number of Customers
Residential	1,413,105	1,407,184	0.4%
General Service	185,245	184,711	0.3%
Industrial	5,473	5,533	(1.1)%

Other Energy	4,151	4,068	2.0%

Total Regular Sales	1,607,974	1,601,496	0.4%

Special Sales	17	24	(29.2)%

Total Avg Number Electric Customers - Midwest	1,607,991	1,601,520	0.4%

Heating and Cooling Degree Days*
Actual
Heating Degree Days	2,338	2,141	9.2%
Cooling Degree Days	—	—	—

Variance from Normal
Heating Degree Days	10.6%	3.8%	n/a
Cooling Degree Days	(100.0)%	(100.0)%	n/a

*	Reflects HDD and CDD for Duke Energy Indiana, Duke Energy Ohio and Duke Energy Kentucky

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

March 2009 Year-to-Date

(Dollars in millions, except per-share amounts)

		Special Items (Note 1)
	Adjusted Earnings	Costs to Achieve, Cinergy Merger		Crescent Related Guarantees		Economic Hedges (Mark-to- Market)*		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS
U.S. Franchised Electric and Gas	$557	$—		$—		$—		$—		$—	$557
Commercial Power	103	—		—		11	B	—		11	114
International Energy	93	—		—		—		—		—	93

Total reportable segment EBIT	753	—		—		11		—		11	764
Other	(50)	(7	)A	(33	)D	—		—		(40)	(90)

Total reportable segment and other EBIT	$703	$(7)		$(33)		$11		$—		$(29)	$674

Interest Expense	(184)	—		—		—		—		—	(184)
Interest Income and Other	35	—		—		—		—		—	35
Income Taxes from Continuing Operations	(191)	3		13		(4)		—		12	(179)
Discontinued Operations, net of taxes	—	—		—		—		3	C	3	3
Net Loss Attributable to Noncontrolling Interests	5	—		—		—		—		—	5

Net Income (Loss) Attributable to Duke Energy Corporation	$358	$(4)		$(20)		$7		$3		$(14)	$344

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$0.28	$—		$(0.02)		$0.01		$—		$(0.01)	$0.27

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$0.28	$—		$(0.02)		$0.01		$—		$(0.01)	$0.27

Note 1 - Amounts for special items are presented net of any related noncontrolling interest.

A	-	$4 million recorded in Operation, maintenance and other and $3 million recorded in Depreciation and amortization (all Operating Expenses) on the Consolidated Statements of Operations.
B	-	$19 million gain recorded within Non-regulated electric, natural gas, and other (Operating Revenues) and $8 million loss recorded within Fuel used in electric generation and purchased power (Operating Expenses) on the Consolidated Statements of Operations.
C	-	Recorded in Income From Discontinued Operations, net of tax on the Consolidated Statements of Operations.
D	-	Recorded in Other income and expenses, net on the Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) - in millions

Basic	1,282
Diluted	1,283

*	Represents the mark-to-market impact of derivative contracts in the non-native portfolio, which is recognized in earnings immediately as such derivative contracts do not qualify for hedge accounting, used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS Attributable to Duke Energy Corporation provides useful information to investors, as it allows them to more accurately compare the company’s performance across periods.

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

March 2010 Year-to-Date

(Dollars in millions, except per-share amounts)

		Special Items (Note 1)
	Adjusted Earnings	Costs to Achieve, Cinergy Merger		Voluntary Opportunity Plan/Office Consolidation Costs		Economic Hedges (Mark-to- Market)*		Total Adjustments	Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS
U.S. Franchised Electric and Gas	$744	$—		$—		$—		$—	$744
Commercial Power	100	—		—		29	B	29	129
International Energy	140	—		—		—		—	140

Total reportable segment EBIT	984	—		—		29		29	1,013
Other	(71)	(7	)A	(68	)C	—		(75)	(146)

Total reportable segment and Other EBIT	$913	$(7)		$(68)		$29		$(46)	$867

Interest Expense	(210)	—		—		—		—	(210)
Interest Income and Other	14	—		—		—		—	14
Income Taxes from Continuing Operations	(246)	3		27		(10)		20	(226)

Net Income (Loss) Attributable to Duke Energy Corporation	$471	$(4)		$(41)		$19		$(26)	$445

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$0.36	$—		$(0.03)		$0.01		$(0.02)	$0.34

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$0.36	$—		$(0.03)		$0.01		$(0.02)	$0.34

Note 1 - Amounts for special items are presented net of any related noncontrolling interest.

A	-	$6 million recorded in Depreciation and amortization and $1 million recorded in Operation, maintenance and other (all Operating Expenses) on the Consolidated Statements of Operations.
B	-	$21 million gain recorded within Non-regulated electric, natural gas, and other (Operating Revenues) and $8 million gain recorded within Fuel used in electric generation and purchased power-non-regulated (Operating Expenses) on the Consolidated Statements of Operations.
C	-	$65 million recorded in Operation, maintenance and other (all Operating Expenses) and $3 million recorded in Property and other taxes on the Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) - in millions

Basic	1,310
Diluted	1,311

*	Represents the mark-to-market impact of derivative contracts in the non-native portfolio, which is recognized in earnings immediately as such derivative contracts do not qualify for hedge or regulatory accounting, used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS Attributable to Duke Energy Corporation provides useful information to investors, as it allows them to more accurately compare the company’s performance across periods.